Exhibit 11.1

CONSENT OF INDEPENDENT AUDITOR

Wahl Street Accountancy Corporation

Irvine, California

We consent to the use in this Offering Statement on Form 1-A of GroEstate I, LLC of:

• Our report dated September 5, 2025, relating to the balance sheet of GroEstate I, LLC (formerly GroEstate, Inc.) as of June 30, 2025, and the related statements of operations, stockholders’ deficit, and cash flows for the period from inception (January 30, 2025) through June 30, 2025, which report appears in this Offering Statement; and

• Our review report dated June 29, 2026, relating to the balance sheet of GroEstate I, LLC (formerly GroEstate, Inc.) as of December 31, 2025, and the related statements of operations, stockholders’ deficit, and cash flows for the six months ended December 31, 2025, which report appears in this Offering Statement.

We also consent to the reference to our firm under the caption “Experts” in the Offering Statement.

/s/ Wahl Street Accountancy Corporation

Wahl Street Accountancy Corporation

Irvine, California

August 21, 2026